As filed with the Securities and Exchange Commission on October 26, 2007

Registration No. 333-106378

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3713430
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

211 Mount Airy Road

Basking Ridge, New Jersey 07920

(908) 953-6000

(Address, including Zip Code, Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

Pamela F. Craven

Chief Administrative Officer

Avaya Inc.

211 Mount Airy Road

Basking Ridge, New Jersey 07920

(908) 953-6000

(Name, Address, including Zip Code, and

Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (“Post-Effective Amendment”), filed by Avaya Inc., a Delaware corporation (the “Company”), removes from registration all securities of the Company that have been registered for issuance on the Company’s Registration Statement on Form S-3 (Registration Number 333-106378) filed by the Company on June 23, 2003, as amended on August 12, 2003 (the “Registration Statement”), with the Securities and Exchange Commission that remain unsold as of the date of this Post-Effective Amendment.

On June 4, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sierra Holdings Corp., a Delaware corporation (“Parent”), and Sierra Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

On September 28, 2007, the Company held a special meeting of stockholders at which the Company’s stockholders adopted the Merger Agreement.  The Merger became effective on October 26, 2007 upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”).

On October 26, 2007, at the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Merger (other than those shares owned by the Company as treasury stock and those owned by Parent or Merger Sub, and other than those shares with respect to which appraisal rights were properly exercised under Delaware law) was converted into the right to receive $17.50 in cash, without interest.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. The Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

Item 8.                    Exhibits.

Exhibit Number	Description

24.1	Power of Attorney*

* Filed herewith

[Signatures on following page]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basking Ridge, State of New Jersey, on October 26, 2007.

AVAYA INC.

By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Vice President — Law, Corporate and
Securities, and Corporate Secretary

Pursuant to the requirements of Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons on October 26, 2007 in the capacities indicated.

Signature	Title

Director, President and
*	Chief Executive Officer
Louis J. D’Ambrosio	(Principal Executive Officer)

*	Senior Vice President and Chief Financial Officer
Caroline Dorsa	(Principal Financial Officer)

*	Vice President, Finance Operations and Corporate Controller
Amarnath K. Pai	(Principal Accounting Officer)

*	Director
Bruce R. Bond

*	Director
Frank J. Fanzilli

*	Director
Joseph P. Landy

*	Director
Mark Leslie

*	Director
Philip A. Odeen

*	Director
Hellene S. Runtagh

*	Director
Daniel C. Stanzione

*	Director
Paula Stern

*	Director
Anthony P. Terracciano

*	Director
Michael C. Thurk

*	Director
Richard F. Wallman

*	Director
Ronald L. Zarrella

* By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Attorney-in-Fact